Diodes Fourth Quarter 2006 Conference Call Participants:

Dr. Keh-Shew Lu, Carl Wertz, Mark King and Richard White

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Introduction: Crocker Coulson, CCG

Good afternoon and welcome to Diodes' fourth quarter 2006 earnings conference call.

With us today are Diodes' President and CEO, Dr. Keh-Shew Lu, and Chief Financial Officer, Carl Wertz, Sr. VP of Sales and Marketing, Mark King, and Sr. Vice President-Finance, Richard White.

Before I turn the call over to Dr. Lu, may I remind our listeners that in this call, management's prepared remarks contain forward-looking statements, which are subject to risks and uncertainties, and management may make additional forward-looking statements in response to your questions.

Therefore, the Company claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ from those discussed today, and therefore we refer you to a more detailed discussion of the risks and uncertainties in the Company's filings with the Securities & Exchange Commission.


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In addition, any projections as to the Company's future performance represent management's estimates as of today February 6, 2007. Diodes assumes no obligation to update these projections in the future as market conditions change.

For those of you unable to listen to the entire call at this time, a recording will be available via webcast for 60 days at the investor relations section of Diodes' website at www.diodes.com.

And now it's my pleasure to turn the call over Diodes' CEO, Dr. Keh-Shew Lu.


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Dr. Keh-Shew Lu, CEO of Diodes

Thank you, Crocker.

Welcome everyone, and thank you for joining us today.

We are pleased to report a solid fourth quarter to complete another year of outstanding performance for Diodes. During 2006 we:

1. strengthened our market position in the discrete semiconductor market,

2. successfully entered the analog semiconductor segment,

3. launched a record number of new innovative products,

4. expanded our global reach,

5. and delivered solid results for our shareholders.

Year 2006 highlights include the following record results:

>>    Revenues increasing 60% to $343 million

>>    Gross profit increasing 53% to $114 million

>>    GAAP net income increasing 44% to $48 million, or $1.74 per share

>> And pro forma net income increasing 60% to $53.4 million, or $1.89 per share

Despite a more difficult operating environment in the fourth quarter 2006, Diodes delivered solid results to finish another year of strong growth and profitability. We continued to outperform the overall market and to take share in the discrete and the analog space. Our performance reflects our customers' acceptance of our expanded product line and reaffirms our confidence in Diodes' strategic direction.


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In 2006, Diodes' achieved profitable growth through customer-focused innovation in the discrete and standard analog markets --delivering greater value to both our customers and to our shareholders;

We have broadened our product focus to include standard analog devices adjacent to our discrete business. We completed important acquisitions that extend and strengthen our market position and our technology capabilities. The Anachip acquisition was successfully integrated during 2006 and has produced results that exceeded our initial expectations. The APD integration is almost complete and has already yielded results in the form of the SBR(R) PowerDITM123 product launch. This is the first of many planned SBR(R) product introductions, offering breakthrough performance not attainable with traditional Schottky technology.


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We strengthened our focus on R&D for next-generation technologies. We released a number of new innovative products during the past year designed to meet the growing demand for higher efficiencies and smaller form factor in the fast growing end markets. Our new design centers in San Jose, Dallas, Taipei, and Shanghai provide Diodes an innovation engine to power future product launches and new technologies in the discrete, analog and mixed signal arenas.

And finally, we strengthened our balance sheet with the issuance of $230 million convertible notes. This positions Diodes to seek additional corporate growth opportunities to accelerate our profitable growth. As of December 31, 2006, Diodes had $340 million in cash and short-term investments and $396 million in working capital.

We are actively evaluating acquisition candidates within our targeted market segments that fit our criteria.

Looking forward to 2007, we expect to continue to build on our strengths as we benefit from synergies between our discrete and adjacent analog segments and continue to focus on customer centric innovation and efficient manufacturing to deliver profitable growth. With that, I'm going to turn the call over to Carl to discuss our financial results in more detail.


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Q3 2006 Financials: Carl Wertz

Thanks, Dr. Lu, and good afternoon everyone.

As Dr. Lu mentioned, Diodes again achieved record financial results in the fourth quarter and for the fiscal year 2006.

Despite a more challenging market environment in the fourth quarter, revenue and profits increased considerably on a year-over-year basis, setting new records for Diodes, Inc.

      o Revenues for the fourth quarter were $94.4 million, an increase of 53.9% from the fourth quarter of 2005. On a sequential basis our revenues grew 2%, the midpoint of our guidance range. New product sales advanced to a record 33.5% of revenue, compared to 29.7% just one quarter ago.

      o Gross profit for the fourth quarter increased 47.4% to $31.5 million, compared to the same period last year. This increase in gross profit was due to improved product mix and increased sales volume.


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Gross margin was up 20 basis points sequentially at 33.4%, as compared to 33.2%
last quarter. Over the course of 2007 we see opportunities for margin expansion as we transition production from the currently outsourced packaging to our state-of-the art facilities, and as we continue to introduce new products.

      o Selling, General & Administrative expenses for the quarter were $13.1 million or 13.8% of revenue. Included in fourth quarter SG&A expenses were $1.3 million in non-cash, share-based compensation as per FAS123R. For comparable purposes, excluding the share-based compensation, SG&A for the fourth quarter of 2006 would have improved further to 12.5% of sales. In the earnings release we have included a table to reconcile the impact of share-based compensation expense to our reported results.

      o Research and development investment in the quarter was $2.3 million, or 2.5% of revenue, compared to $1 million or 1.7% of revenue, in the fourth quarter of 2005. We continue to enhance our research and development capabilities to support our broader market focus and profitable growth objectives.


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      o     Depreciation was $7 million for the quarter and $21.1 million for the year.

      o EBITDA for the quarter was $22.9 million, and $75.8 million for the year.

      o Our effective income tax rate in the fourth quarter was 20.5%, compared to 19.7% for the previous quarter, and 16.6% for the same period last year. Going forward, we anticipate our consolidated tax rate to be to be approximately 20%.

      o Pro forma net income, for the fourth quarter, which excludes $1.1 million net stock option expense, increased 57.2% year-over-year to $15.8 million, or $0.56 per diluted share, compared to $10.0 million, or $0.36 per share in the comparable period in 2005.

      o GAAP net income increased 14.9% sequentially to $14.7 million, or $0.53 per share, up from $12.8 million, or $0.45, in the third quarter of 2006.

      o Cash flow from operations for the quarter was $23.5 million, a 77.8% increase compared to $13.2 million for the same period last year. Cash generated from operations for the year increased 38.5% to $70 million.


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      o     Turning to the balance sheet, as of year-end we had $340 million in total cash and short-term investments and $396 million in working capital, and $237 million in long-term term debt including the convert.

      o During the quarter we issued $230 million in convertible senior notes due on October 1, 2026. The notes will pay interest semiannually at a rate of 2.25% per year. The notes are convertible at $58.50 per share and are redeemable into cash and/or shares, at the Company's option. At current market interest rates, we expect this transaction to be accretive to earnings per share.

      o Our total debt to equity ratio was 1.1 for the fourth quarter, while our total debt to assets was 53%.

      o Inventories ended the fourth quarter at $48.7 million, with inventory days at 70 compared to 67 days the previous quarter.

      o Accounts receivable days were 74 days in the fourth quarter compared to 73 days in the prior quarter. We continue to experience some pressure to extend terms, especially in Asia and Europe.


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      o     Capital expenditures for the current quarter were $12.7 million and
            $45.1 million for the year. For 2006, excluding the $6 million Taiwan building purchase, capital expenditures were at 11.4% of revenue, in-line with our 10 to 12% full-year guidance.


Turning over to our Outlook...

Coming off our 7th consecutive quarter of record revenue, albeit at a more modest 2% sequential growth, and with a book-to-bill ratio at below par, we currently expect to see first quarter 2007 revenue in the $90 to $94 million range, with comparable gross margins.

In summary, despite near term industry headwinds, we remain confident that Diodes focus on the discrete and standard analog product segments position us well to continue to grow our share with both new and existing customers during 2007, as we fully leverage the synergies created by the Anachip and APD acquisitions.

With that said, I'm now going to turn the discussion over to Mark King, our Sr. VP of Sales and Marketing. Mark will discuss our new products, market opportunities, and give you a view on the direction of the general marketplace.


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Markets and Growth Strategies - Mark King

Thanks, Carl and good afternoon.

We are very pleased with our execution in the fourth quarter and for the full year 2006. In Q4, Diodes again achieved record sales, had strong design wins, and launched a number of innovative new products targeting high-volume, end-market applications. We are very pleased with the contributions that Anachip and APD have made to the business - reflecting the rapid integration at a product, design and customer level. Our expanded product offering, broader customer base and deeper relationships have resulted in cross-selling opportunities that continue to exceed expectations.

During Q4 we made significant progress along our new product road map in the discrete, analog and power management categories. Sales of new products reached a record 33.5% of total sales, driven by products in our subminiature array, QFN, PowerDI, and schottky platforms on the discrete side, and our analog product lines in general and the new devices brought in from APD.


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We launched 12 products from 10 product families in the quarter. Earlier in the quarter, we launched the AH180, a Micro-Power Omnipolar Hall-Effect Sensor family that fills the growing demand for lower-power, and higher sensitivity for portable contact-less applications. More recently we launched our next generation, high-current, high-voltage PWM Buck Converter and the SBR(R) PowerDITM123 product family.

This product launch uses the Super Barrier Rectifier technology, we call SBR(R) in a product family packaged in Diodes' proprietary high performance PowerDITM123 package. This product offers industry-leading, Ultra-Low VF combined with class-leading, high-temperature thermal stability, robust ESD ratings, and much higher reverse avalanche capability compared to traditional Schottky technology. Diodes is currently releasing six SBR(R)'s that meet strong customers needs in power supply, automotive, and various other portable applications.

During the quarter, we integrated the APD sales channel into Diodes, and qualified and converted 75% of the product line to Diodes brand. We expect to have this line fully converted to our brand and internal manufacturing by the end of Q1, for small outline packages, and mid-Q3 for power packages. Customer interest for both standard and customized devices has been exceptionally strong. Many of our customers had been positive on the APD technology, but hesitated to design-in because of concerns about the size and stability of the vendor - so we expect a fast ramp now that they are part of Diodes, Inc.


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Geographic Breakout

Market share for Diodes' products reached all-time highs in the fourth quarter.

Asia grew 5% sequentially and contributed 75% of our fourth quarter sales; supported by sales in the consumer and computer segments. Sales were strong across all market segments, with emphasis on digital audio player, notebook computer, motherboard and LCD TV and monitor, and wireless LAN. Units were up 4% quarter over quarter, while ASP was down 2%.

North America

North America was down 5% sequentially due to seasonal downturn in some key accounts and distributor point-of-purchase. North American sales represented 22% of the total for the quarter.


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However, design activity in the quarter was high with 97 new parts designed into
33 customers. Our DFN, PowerDI and linear regulator lines were of high interest. There was also strong interest from the power engineering community in our newly acquired SBR(R) technology.

Distributor point of sale and inventories were down in line with the decline in sales.

Wafer sales were down 13% sequentially in the quarter, and ASPs were down 6.4%. ASPs for discrete components were down slightly in Q4 compared to the prior quarter.

Europe

The European market was soft in Q4, down 14% sequentially due to weak distributor point-of-purchase as they worked to reduce inventory for year-end. However, distributor point-of-sale was up 3% sequentially, and year over year overall Europe sales were up 60% quarterly, reflecting our expanded reach in the region, accounting for 2.7% of sales in the quarter.

Overall in 2006 we made great progress in this market, doubling our revenue in a generally flat market. Our momentum in Europe continues with design wins, initial orders and expanded contracts at more then 10 accounts in the quarter, including 6 new analog design wins, and our first product orders on our new omnipolar hall effect in an industrial application.


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Moving to Market Segments...

For the fourth quarter, our segment breakout was: 37% consumer, 36% computer and peripherals, 15% telecom, 12% industrial, and 2% automotive.

Now I'll go into Design Wins...

Design activity was again strong in the quarter, and we had multiple design wins at over 60 accounts. Traction on standard analog design wins is steadily ramping up in North America and Europe with LDO and switching regulator wins in motherboards, set-top boxes, games consoles and network devices. In Asia activity is strong as well with wins in LCD display, printer and portable GPS systems. We also have had strong design activity globally on our recently announced omnipolar hall sensors series.


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On the discrete side, we continue to see robust interest in our DFN leadless packages, PowerDI and Array platforms with wins in Digital audio, Mobile handset, portable GPS, DC/DC converter, and DSL modems to name a few. The synergy between the analog and discrete product lines continues to present opportunities at the customer level.

I expect the Design activity on our newly acquired Super Barrier Rectifier product line to be very strong in the coming quarters. We see significant opportunities on the present product line but we will also be working with customers to outline and develop application or customer specific requirements that can be exploited with this technology.

In Summary...

We are very pleased with our performance in the fourth quarter and for the year. While the industry environment has become more challenging in recent months, we feel confident that Diodes is well positioned to continue to expand our share of the market, realize cost and cross-selling synergies from our Anachip and APD acquisitions, and accelerate the pace of product innovation through our expanded global research and development platform.

As we enter 2007, we will continue to leverage our core competencies around manufacturing excellence and customer centric innovation to expand our position with our customers on the next generation of end-devices. We feel confident we are in the right segments and have the right product focus to drive organic growth above the overall market. In addition, we are evaluating acquisition opportunities to accelerate that growth, by expanding our addressable markets, enhancing our product breadth, and expanding our customer base and geographic footprint.

With that, let's open the floor to questions. Operator?


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